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                                    EXHIBIT 4

                             JOINT FILING AGREEMENT


           We, the undersigned, hereby express our agreement that the attached Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.


                                                     BB BIOTECH AG

Date:   January 5, 1997                          By: /s/ Hans-Joerg Graf
                                                     ------------------------
                                                 Name: Hans-Joerg Graf
                                                       ----------------------

Date:   January 5, 1997                          By: /s/ Dr. Victor Bischoff
                                                     ------------------------
                                                 Name: Dr. Victor Bischoff
                                                       ----------------------


                                                     BIOTECH TARGET, S.A.

Date:   January 5, 1997                          By: /s/ Dr. Andreas Bremer
                                                     ------------------------
                                                 Name: Dr. Andreas Bremer
                                                       ----------------------


Date:   January 5, 1997                          By: /s/ Dr. Anders Hove
                                                     ------------------------
                                                 Name: Dr. Anders Hove
                                                       ----------------------




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